UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2003

           COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Ligonier Street, Latrobe, PA

15650
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (724) 349-7220

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits
Exhibit 99.1 Commercial National Financial Corporation Press Release dated April 18, 2003

Item 9.      REGULATION FD DISCLOSURE

On April 28, 2003, Commercial National Financial Corporation issued a press release announcing its earnings for the three month period ended March 31, 2003.  A copy of this press release and related earnings tables are furnished herein as exhibit 99.1.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Commercial National Financial Corporation

                                                   (Registrant)

Date: April 28, 2003

By:	/s/ Louis T. Steiner
President and Chief Executive
Officer

NEWS RELEASE

Contact:     Wendy S. Schmucker

                  Vice President, Secretary and Treasurer

                  724-537-9923

For Immediate Release

COMMERCIAL NATIONAL POSTS FIRST QUARTER EARNINGS

LATROBE, PA, April 25, 2003- Commercial National Financial Corporation (NASDAQ:CNAF), parent company of Commercial National Bank of Pennsylvania and Commercial National Insurance Services, Inc., has reported unaudited earnings for the first quarter of 2003. The company earned $1.143 million (or $.33 per average share outstanding) in the first quarter of 2003 compared to $1.395 million (or $.41 per average share outstanding) earned in the same period last year. Earnings-per-share in the first quarter 2003 are based on 3,452,123 average shares outstanding compared to 3,426,096 shares outstanding for the same period a year ago. Earnings for the fourth quarter of 2002 were $1.021 million (or $.30 per average share outstanding).

Louis T. Steiner, President and Chief Executive Officer commented, “The first quarter of 2003 is down from the first quarter of 2002, but earnings are consistent with the fourth quarter of 2002. We are pleased that earnings are slightly up from the fourth quarter 2002 based on the current economic conditions.”

Total assets of the company at March 31, 2003 were $371 million compared to $353 million at March 31, 2002.

The first quarter provision for loan losses was $0 compared to $39,214 for the same period last year.

In addition to Latrobe where it is headquartered, the company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, Norwin, Unity Township and West Newton, Pa.  The company maintains a commercial business development sales force throughout its entire market area, an asset management and trust division headquartered in Greensburg as well as an insurance-services agency based in Ligonier. Commercial National also serves its customer base from an Internet banking site www.cnbthebank.com and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the company, and the company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen credit problems, and the company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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COMMERCIAL NATIONAL FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March	March
	2003	2002
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks on demand	$ 8,264,198	$ 6,491,866
Interest bearing deposits with banks	1,669,591	181,041
Federal funds sold	14,850,000	-
Securities available for sale	149,606,606	138,502,155

Loans	178,600,922	195,841,609
Allowance for loan losses	(2,713,429)	(2,797,865)
Net loans	175,887,493	193,043,744

Premises and equipment	4,612,319	5,808,207
Other assets	16,164,216	8,489,470
Total assets	$ 371,054,423	$ 352,516,483

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$ 49,320,571	$ 45,808,290
Interest bearing	212,693,547	207,723,955
Total deposits	262,014,118	253,532,245

Short-term borrowings	2,836	15,675,000
Other liabilities	3,251,577	1,929,269
Long-term borrowings	55,000,000	35,167,555
Total liabilities	320,268,531	306,304,069

Shareholders' equity
Common stock, par value $2 per share; 10,000,000 shares authorized; issued 3,600,000 shares; outstanding 3,447,152 and 3,426,096 shares in 2003 and 2002, respectively	7,200,000	7,200,000
Retained earnings	41,907,271	40,274,711

Accumulated other comprehensive income, net of deferred taxes of $2,247,772 in March 2003 and $959,791 in March 2002

	4,363,321	1,863,123

Less treasury stock, at cost, 152,848 and 173,904 shares in 2003 and 2002
	(2,684,700)	(3,125,420)
Total shareholders' equity	50,785,892	46,212,414

Total liability and shareholders' equity	371,054,423	352,516,483

COMMERCIAL NATIONAL FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
	Three Months
	Ending March 31
	2003	2002
	(unaudited)	(unaudited)
INTEREST INCOME:
Interest and fees on loans	$ 2,850,071	$ 3,729,944
Interest and dividends on securities:
Taxable	2,091,820	1,768,123
Exempt from federal income taxes	291,319	261,425
Interest on deposits with banks	34,301	1,562
Interest on federal funds sold	45,407	20,534
Total Interest income	5,312,918	5,781,588

INTEREST EXPENSE:
Interest on deposits	998,272	1,348,142
Interest on short-term borrowings	912	12,001
Interest on long-term borrowings	718,188	441,688
Total Interest expense	1,717,372	1,801,831

NET INTEREST INCOME	3,595,546	3,979,757
PROVISION FOR LOAN LOSSES	-	39,214

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,595,546	3,940,543

OTHER OPERATING INCOME:
Asset management and trust income	124,413	111,363
Service charges on deposit accounts	185,112	182,958
Other service charges and fees	381,948	220,992
Net security gains (losses)	-	-
Other income	214,715	157,435
Total other operating income	906,188	672,748

OTHER OPERATING EXPENSES
Salaries and employee benefits	1,527,793	1,454,294
Net occupancy	193,852	154,562
Furniture and equipment	167,053	169,776
Pennsylvania shares tax	119,476	108,988
Other expenses	1,029,027	795,091
Total other operating expenses	3,037,201	2,682,711

INCOME BEFORE INCOME TAXES	1,464,533	1,930,580
Income tax expense	321,900	535,700

Net income	$ 1,142,633	$ 1,394,880

Average Shares Outstanding	3,452,123	3,426,096

Earnings Per Share	$ 0.33	$ 0.41